Exhibit 99.1

PRELIMINARY PROXY

MOTION ACQUISITION CORP.

c/o Graubard Miller

The Chrysler Building

405 Lexington Ave

New York, NY 10174

(212) 818-8800

ANNUAL MEETING

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL Meeting TO BE HELD ON

NOVEMBER 2, 2021

The undersigned, revoking any previous proxies relating to these shares with respect to the proposals set forth herein, hereby acknowledges receipt of the proxy statement/consent solicitation statement/prospectus dated October [●], 2021, in connection with the annual meeting of stockholders of Motion Acquisition Corp. (“Motion”) to be held at 10:00 a.m. EST on November 2, 2021, which will be a virtual meeting held online at https://www.cstproxy.com/motionacquisition/2021 for the sole purpose of considering and voting upon the following proposals, and hereby appoints Michael Burdiek and Richard Vitelle, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of common stock of Motion registered in the name provided, which the undersigned is entitled to vote at the annual meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

The shares represented by THIS PROXY WILL BE VOTED AS DIRECTED herein. IF a signed and dated proxy is returned but NO DIRECTIONS ARE GIVEN, The shares represented by THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

THE MOTION BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL (PROPOSAL 1), “FOR” EACH OF THE CHARTER PROPOSALS (PROPOSALS 2A THROUGH 2I), “FOR” EACH OF THE SEVEN DIRECTOR NOMINEES NAMED IN THE DIRECTOR ELECTION PROPOSAL (PROPOSAL 3), “FOR” THE NASDAQ PROPOSAL (PROPOSAL 4), “FOR” THE INCENTIVE PLAN PROPOSAL (PROPOSAL 5), AND “FOR” THE ADJOURNMENT PROPOSAL (PROPOSAL 6).

THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL, EACH OF the CHARTER PROPOSALS, AND THE NASDAQ PROPOSAL IS A CONDITION TO THE CONSUMMATION OF THE MERGER.

PLEASE MARK, SIGN, DATE AND RETURN this PROXY AS SOON AS POSSIBLE.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on November 2, 2021.

This notice of annual meeting of stockholders and the accompanying proxy statement/consent solicitation statement/prospectus are available at: https://www.cstproxy.com/motionacquisition/2021

PROXY

1.		The Business Combination Proposal – to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of March 8, 2021, by and among Motion, Motion Merger Sub Corp. (“Merger Sub”), and Ambulnz, Inc. (“DocGo”) and the transactions contemplated therein, pursuant to which Merger Sub will merge with and into DocGo, with DocGo surviving the merger as a wholly owned subsidiary of Motion (the “Merger”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.		The Charter Proposals – to consider and vote upon separate proposals to approve amendments to Motion’s amended and restated certificate of incorporation (“Existing Charter”), which amendments will be effective following consummation of the Merger and will be embodied in a second amended and restated certificate of incorporation (“Proposed Charter”), to:

	A.	Provide for one class of common stock as opposed to two classes of common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	B.	Increase the number of authorized shares of common stock from 50,000,000 shares to 500,000,000 shares and increase the number of authorized shares of preferred stock from 1,000,000 shares to 50,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	C.	Require an affirmative vote of holders of at least two-thirds (66-2/3%) of the voting power of all of the then outstanding shares of voting stock following the consummation of the Merger, voting together as a single class, to amend, alter, repeal or rescind certain provisions of the Proposed Charter.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	D.	Require an affirmative vote of holders of at least two-thirds (66-2/3%) of the voting power of all of the then outstanding shares of voting stock of following the consummation of the Merger, voting together as a single class, for stockholders to amend, alter, repeal or rescind any provision of the bylaws.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	E.	Provide for the removal of directors with cause only by stockholders voting at least two-thirds (66-2/3%) of the voting power of all of the then outstanding shares of voting stock of following the consummation of the Merger, voting together as a single class.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	F.	Eliminate the ability of stockholders to act by written consent.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	G.	Provide that special meetings of stockholders may only be called by the board of directors, chairman or chief executive officer of the post-combination company.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	H.	Provide that any increase or decrease to the number of authorized shares requires the affirmative vote of the holders of the majority of the voting power of the stock entitled to vote generally in the election of directors, voting together as a single class.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	I.	Remove the various provisions applicable only to special purpose acquisition companies that will no longer be applicable to Motion after the consummation of the Merger, including changing the name of Motion from “Motion Acquisition Corp.” to “DocGo Inc.”.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.		The Director Election Proposal – to consider and vote upon a proposal to elect seven (7) directors to serve on the board of directors of Motion until their respective successors are duly elected and qualified pursuant to the terms of the Proposed Charter:

	A.	Stan Vashovsky	FOR ☐	WITHHOLD ☐

	B.	Chris Fillo	FOR ☐	WITHHOLD ☐

	C.	Ely D. Tendler	FOR ☐	WITHHOLD ☐

	D.	Ira Smedra	FOR ☐	WITHHOLD ☐

	E.	Steven Katz	FOR ☐	WITHHOLD ☐

	F.	James F. Travers	FOR ☐	WITHHOLD ☐

	G.	Michael Burdiek	FOR ☐	WITHHOLD ☐

4.		The Nasdaq Proposal – to consider and vote upon a proposal, as required by the rules of the Nasdaq Stock Market, to approve (a) the issuance of New DocGo Common Stock in the Merger in an amount greater than 20% of the number of shares of Motion Common Stock before such issuances and (b) the issuance of New DocGo Common Stock resulting in a change of control of Motion.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.		The Incentive Plan Proposal – to consider and vote upon a proposal to approve and adopt the DocGo Inc. 2021 Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

6.		The Adjournment Proposal - to consider and vote upon a proposal to adjourn the annual meeting to a later date or dates, if necessary, if it is determined by Motion and DocGo that more time is necessary to consummate the Transactions for any reason.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, sign, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED. The shares represented by THIS PROXY WILL BE VOTED AS DIRECTED herein. IF A SIGNED AND DATED PROXY IS RETURNED BUT NO DIRECTIONS ARE GIVEN, The shares represented by THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

Dated: _________________________ 2021

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

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